Exhibit 99.1

Global Partners Announces Cash Distributions on Series A and B Preferred Units

WALTHAM, Mass.--(BUSINESS WIRE)--July 19, 2021--Global Partners LP (NYSE: GLP) (the “Partnership”) announced today that the Board of Directors (the “Board”) of its general partner, Global GP LLC, has declared a cash distribution of $0.609375 per unit ($2.4375 per unit on an annualized basis) on the Partnership’s Series A preferred units for the period from May 15, 2021 through August 14, 2021. This distribution will be payable on August 16, 2021 to holders of record as of the opening of business on August 2, 2021.

The Board also declared a cash distribution of $0.59375 per unit ($2.375 per unit on an annualized basis) on the Partnership’s Series B preferred units for the period from May 15, 2021 through August 14, 2021. This distribution will be payable on August 16, 2021 to holders of record as of the opening of business on August 2, 2021.

Non-U.S. Withholding Information

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of GLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, GLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

About Global Partners LP

With approximately 1,550 locations primarily in the Northeast, Global Partners is one of the region’s largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global also owns, controls or has access to one of the largest terminal networks in New England and New York, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. Global, a master limited partnership, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, visit www.globalp.com.

Forward-looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Global’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) including, without limitation, the impact and duration of the COVID-19 pandemic, uncertainty around the timing of an economic recovery in the United States which will impact the demand for the products we sell and the services that we provide, uncertainty around the impact of the COVID-19 pandemic to our counterparties and our customers and their corresponding ability to perform their obligations and/or utilize the products we sell and/or services we provide, uncertainty around the impact and duration of federal, state and municipal regulations related to the COVID-19 pandemic, and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections.

For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Global undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Daphne H. Foster
Chief Financial Officer
Global Partners LP
(781) 894-8800

Sean T. Geary
Interim General Counsel and Vice President – Mergers & Acquisitions
Global Partners LP
(781) 894-8800